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       As filed with the Securities and Exchange Commission on May 7, 2007
                                                     Registration No. 333-139332

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                TO THE FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SUGAR CREEK FINANCIAL CORP.
                 (Name of Small Business Issuer in its Charter)


    UNITED STATES                         6035                    74-3210459
(State or Jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)  Classification Code Number   Identification No.)


          28 WEST BROADWAY                              28 WEST BROADWAY
    TRENTON, ILLINOIS 62293-1304                  TRENTON, ILLINOIS 62293-1304
           (618) 224-9228                                (618) 224-9228
  (Address and Telephone Number of              (Address of Principal Place of
  Principal Executive Offices)                  Business or Intended Principal
                                                     Place of Business)


                              ROBERT J. STROH, JR.
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                           SUGAR CREEK FINANCIAL CORP.
                                28 WEST BROADWAY
                          TRENTON, ILLINOIS 62293-1304
                                 (618) 224-9228
            (Name, Address and Telephone Number of Agent for Service)


                                  Copies to:

                              PAUL M. AGUGGIA, ESQ.
                               SEAN P. KEHOE, ESQ.
                          MULDOON MURPHY & AGUGGIA LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840

                 Sale to the public concluded April 3, 2007.


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      This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 127,518 shares of the $.01 par value common stock (the "Common Stock") of Sugar Creek Financial Corp. (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated February 12, 2007. The remaining 408,095 shares registered pursuant to this Registration Statement on Form SB-2 have been issued in accordance with the Prospectus in the Subscription and Community Offering described therein.

      The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.


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                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Trenton, State of Illinois, on May 7, 2007.

                                   SUGAR CREEK FINANCIAL CORP.

                                   By: /s/ Robert J. Stroh, Jr.
                                       ----------------------------------------
                                       Robert J. Stroh, Jr.
                                       Chairman of the Board, Chief Executive
                                       Officer and Chief Financial Officer
                                       (duly authorized representative)

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Name                                Title                       Date
----                                -----                       ----


/s/ Robert J. Stroh, Jr.            Chairman of the Board,      May 7, 2007
------------------------            Chief Executive Officer
Robert J. Stroh, Jr.                and Chief Financial Officer
                                    (principal executive
                                    officer)

/s/ Francis J. Eversman             President, Chief Operating  May 7, 2007
-----------------------             Officer and Director
Francis J. Eversman

         *                          Director
-----------------------
Timothy W. Deien


         *                          Director
-----------------------
Timothy P. Fleming


         *                          Director
-----------------------
Daniel S. Reilly


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         *                          Director
-----------------------
Gary R. Schwend



* Pursuant to the Powers of Attorney filed as Exhibit 24.0 to the Registration Statement on Form SB-2 for Sugar Creek Financial Corp. and Tempo Bank Employees' Savings and Profit Sharing Plan and Trust filed on December 14, 2006.



/s/ Robert J. Stroh, Jr.                                   May 7, 2007
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Robert J. Stroh, Jr.